SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2003

SERACARE LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

California	0-33045	33-0056054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1935 Avenida del Oro, Suite F Oceanside, California	92056 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (760) 806-8922

N/A

(Former name or former address, if changed since last report)

Item 2.	Acquisition or Disposition of Assets.

On July 16, 2003, pursuant to the terms of an Asset Purchase Agreement, dated July 16, 2003, by and among SeraCare Life Sciences, Inc., a California corporation (the “Company”), International Recruiting Services, Inc. d/b/a BioMedical Resources, Inc., a Pennsylvania corporation (“BioMedical Resources”), Simplicity Diagnostics, Inc., a Pennsylvania corporation (“Simplicity Diagnostics” and, together with BioMedical Resources, the “Sellers”), Stephen Lowenthal and Scot Merves (the “Purchase Agreement”), the Company acquired substantially all of the assets of the Sellers (the “Acquisition”).

The purchase price paid by the Company in the Acquisition was $3,950,000, which was determined as a result of arms’-length negotiations and consisted of $3,550,000 in cash and 67,002 shares of the Company’s common stock having an aggregate value of $400,000 (as determined pursuant to a formula set forth in the Purchase Agreement). In addition, as partial consideration for the Acquisition, the Company has agreed to pay to the Sellers, beginning in fiscal 2004 and concluding in fiscal 2006, earn-out payments pursuant to a formula based on the actual operating income of the combined companies’ disease state business following the closing. Pursuant to this formula, the earn-out payments are not expected to exceed approximately $500,000 in any of these fiscal years, although it is also possible that no earn-out payment will be paid in an earn-out year. In accordance with the terms of the Purchase Agreement, the foregoing purchase price is subject to adjustment based on a final determination of the inventory of the Sellers as of July 16, 2003.

The cash portion of the purchase price, excluding the earn-out payments, was paid by the Company at the closing. To fund the cash portion of the purchase price, the Company borrowed $2,500,000 from Barry D. Plost, Chairman of the Board of the Company, which loan is secured by all of the Company’s assets. The remainder of the cash portion of the purchase price was paid by the Company out of its working capital.

The Company has also entered into three-year employment agreements with a two-year mutual renewal period with each of Stephen Lowenthal and Scot Merves, providing for a combined salary totaling $350,000 per annum.

The Sellers are providers of disease state antibody products used in the development and manufacture of calibrators and controls.

For information regarding the terms and conditions of the Acquisition and the loan from Mr. Plost, reference is made to the agreements attached as Exhibits 2.1, 10.1 and 10.2 hereto and incorporated by reference herein, and the press release issued by the Company on July 16, 2003, which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c) The exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERACARE LIFE SCIENCES, INC.

Date: July 29, 2003	By:	/s/ Michael F. Crowley II
Michael F. Crowley II
Chief Executive Officer and President

INDEX OF EXHIBITS

Exhibit No.		Description

2.1	*†

Asset Purchase Agreement, dated July 16, 2003, by and among SeraCare Life Sciences, Inc., a California corporation, International Recruiting Services, Inc. d/b/a BioMedical Resources, Inc., a Pennsylvania corporation, Simplicity Diagnostics, Inc., a Pennsylvania corporation, Stephen Lowenthal and Scot Merves, excluding the exhibits and schedules thereto

10.1		Promissory Note, dated July 16, 2003, executed by SeraCare Life Sciences, Inc. in favor of Barry D. Plost

10.2		Security Agreement, dated July 16, 2003, by and between SeraCare Life Sciences, Inc. and Barry D. Plost

99.1		Press Release, dated July 16, 2003

*	The exhibits and schedules to this Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted exhibit or schedule.

†	Confidential treatment has been requested for a portion of this exhibit.